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                                                                   Exhibit 10.59


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT is made this 7th day of March, 2003 between WIRE ONE TECHNOLOGIES, INC., a Delaware corporation ("Seller"), and SIGNAL PERFECTION LIMITED, a Maryland corporation ("Buyer").


Recitals:

         Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain of the assets and assume certain of the liabilities, as described herein, of the A/V division of Seller, which division is involved in the design, marketing, distribution, sale, installation, maintenance and support of custom-designed audio-visual rooms (which products may also (i) embody associated enabling software and (ii) carry audio transmissions), each of which rooms both is dedicated primarily to videoconferencing communication and requires an integrated and customized software control system, audio system and display ("Custom Rooms") (such division is hereinafter referred to as the "A/V Business"). The sale contemplated by this Agreement does not include assets used in any of the other activities currently engaged in by Seller (such other activities, the "Ongoing Business").

         NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration set forth herein, the parties hereto agree as follows:

         1. Purchase and Sale.

                  (a) Sale and Conveyance of the Assets. Subject to the terms and conditions of this Agreement, Seller hereby sells, assigns, transfers and conveys to Buyer the following assets and properties existing on the date hereof (collectively, the "Sale Assets"):

                           (i) all equipment owned by Seller and used in the
operation of the A/V Business, wherever located, all of which assets are described on Schedule I attached hereto and made a part hereof (the "Fixed Assets");

                           (ii) all of the inventory owned or held by Seller
used in the operation of the A/V Business as listed on Schedule I attached hereto and made a part hereof (the "Inventory");

                           (iii) all of the assignable rights of Seller under
the open purchase and sales orders and other contracts listed on Schedule III attached hereto and made a part hereof (the "Open Purchase Order Schedule"), which Schedule includes executory orders as well as orders which are partially completed, which orders and other contracts have been entered into in the ordinary course of business of the A/V Business, including, without limitation, maintenance agreements (all such orders and other contracts of any nature on the Open Purchase Order Schedule, the "Open Purchase Orders");

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                           (iv) all data and records related to the operations
of the A/V Business, including client and customer lists and records, copies of the Open Purchase Orders referred to in (iii) above, research and development reports and records, production reports and records, service and warranty records, equipment logs, operating guides and manuals, financial and accounting records, copies of paid invoices, customer history files, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and records and, subject to the requirements and limitations of law, copies of all personnel records of the Transferred Employees (as hereinafter defined);

                           (v) all insurance benefits, including rights and
proceeds arising from or relating to the operation of the A/V Business prior to the Closing Date, provided that such benefits are related to the Sale Assets;

                           (vi) all claims of Seller against third parties
relating to the Sale Assets, whether choate or inchoate, known or unknown, contingent or noncontingent; and

                           (vii) all rights of Seller in respect of the Sale
Assets relating to deposits and prepaid expenses, claims for refunds and rights to offset.

                  (b) Excluded Assets. Anything to the contrary notwithstanding, the Sale Assets shall not include any of the following rights, properties or assets (the "Excluded Assets"):

                           (i) any accounts receivable generated by the A/V
Business on or prior to the Closing Date (as hereinafter defined);

                           (ii) trademarks, service marks and trade names
relating to the Ongoing Business, including the name "Wire One Technologies, Inc.";

                           (iii) any rights of Seller to tax refunds or any
accrued prepaid taxes;

                           (iv) any records relating to the internal governance
of Seller;

                           (v) any insurance policies of Seller or any right,
title or interest of Seller thereunder, including any prepaid insurance premiums;

                           (vi) all insurance benefits, including rights and
proceeds, arising from or relating to the operation of the A/V Business prior to the Closing Date, provided that such benefits are not related to the Sale Assets; and

                           (vii) any real property or leasehold interests
created by any leases of real property used in connection with the A/V Business.


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         2. Consideration for Sale and Conveyance.

                  (a) Purchase Price. Subject to the terms and conditions of this Agreement, in reliance upon the representations, warranties and agreements of Seller contained herein, and in full consideration of the aforesaid sale, conveyance and delivery, Buyer shall pay to Seller an aggregate purchase price (the "Purchase Price") equal to $807,066.92, which price is, as more fully set forth therein, based on the balance sheet prepared by Seller as of the Closing Date (the "Closing Balance Sheet"), which is attached hereto as Schedule VI and made a part hereof.

                  (b) Payment of Purchase Price. The Purchase Price shall be paid to Seller (i) $250,000.00 at the Closing by wire transfer of immediately available funds and (ii) $564,399.70 in five equal installments payable on the 15th day of each month beginning on April 15, 2003, by issuance of a non-negotiable promissory note that self-amortizes in monthly payments over five months, bears interest at a fixed rate equal to the prime rate in effect as of the date of issuance plus one percent (1%) and is otherwise in substantially the form of Exhibit A attached hereto and made a part hereof (the "Note").

                  (c) Assumption of Liabilities. Buyer is not assuming, or becoming responsible for, any liabilities, obligations or debts of Seller and, except as set forth herein, Seller shall remain liable for all of its liabilities, obligations and debts. Without limiting the generality of the foregoing, except as set forth as liabilities on the Closing Balance Sheet, Seller shall, as between Buyer and Seller, be solely responsible for the payment of all wages and other remuneration due to persons with respect to their services as employees of the A/V Business through the Closing Date including (i) all bonus and commission payments and vacation and sick pay accruing through the close of business on the Closing Date, (ii) the payment of any termination or severance payments and any provision of any rights to health plan continuation coverage under COBRA if such persons are not offered employment by Buyer, or do not accept any employment offered by Buyer, or are otherwise entitled to same for any reason whatsoever, and (iii) any payment or obligation with respect to stock options issued by Seller to employees of the A/V Business.

         3. Closing.

                  (a) Closing. The closing (the "Closing") of the purchase and sale of the Sale Assets provided for in this Agreement shall take place at 10:00 A.M. on the date hereof (the "Closing Date").

                  (b) Instruments of Conveyance. Seller is delivering to Buyer all such bills of sale and covenants of warranty, endorsements, assignments and other good and sufficient instruments of transfer and conveyance effective to convey and transfer to, and vest in, Buyer or put Buyer in possession of, good and valid title to all of the Sale Assets free and clear of all liens, claims and encumbrances of any kind.


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         Seller shall, at any time and from time to time on or after the date hereof, at Buyer's request and without further consideration, execute and deliver such other instruments of transfer and conveyance, and take such other action, as Buyer may reasonably request, more effectively to convey and transfer to, or vest in, or put Buyer or its successors and assigns in possession of, any or all of the Sale Assets as contemplated by this Agreement.

         4. Representations, Warranties and Agreements of Seller. Except as set forth on the Disclosure Schedule (as hereinafter defined), Seller represents and warrants to, and agrees with, Buyer as follows:

                  (a) Corporate Existence, etc. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the requisite corporate power to carry on the A/V Business as it is now being conducted and has all requisite authority to own, lease, and operate the properties constituting part of the A/V Business and carry on the A/V Business as and where such properties are now owned or leased and the A/V Business is presently being conducted.

                  (b) Power and Authority. Seller has the corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. All action of the Board of Directors of Seller necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken, and the approval of Seller's stockholders is not required. This Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors' rights generally and by general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have not and will not conflict with or result in a breach of the provisions of the Certificate of Incorporation or the By-laws of Seller, (ii) have not resulted, and will not (with or without the lapse of time or the giving of notice or both) result, in any default or breach or give rise to any right of termination, acceleration or cancellation under any of the terms, conditions, or provisions of any note, deed of trust, bond, mortgage, indenture, instrument, agreement, license or permit, to which Seller is a party or by which Seller or any of its assets may be bound, or in the creation or imposition of any claim, charge, lien or encumbrance of any nature whatsoever upon any of the Sale Assets, (iii) have not given, and will not give, to others any claim, interest or right in, or with respect to, any of the Sale Assets and (iv) have not violated, and will not violate, any rule, regulation, judgment, decree or order by which Seller may be bound. All consents of third parties which are required for Seller to enter into this Agreement or to consummate the transactions contemplated hereby have been obtained.

                  (c) Title to Sale Assets. All of the Sale Assets are owned by Seller, free and clear of any liens, mortgages, pledges, encumbrances or charges of any kind, and the instruments of conveyance and transfer executed and delivered by Seller are valid in accordance with their respective terms to effectively convey and transfer to, and vest in Buyer, all of Seller's right, title and interest in and to the Sale Assets.



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                  (d) Absence of Certain Changes or Events. Since December 31,
2002, except as set forth in Schedule IV (d) of the disclosure schedule attached hereto and made a part hereof (the "Disclosure Schedule"), the A/V Business has been conducted only in the normal and ordinary course and there has not been:

                           (i) any contingent obligation incurred by way of
guaranty, endorsement, indemnity, warranty or otherwise by Seller relating to the A/V Business, except customary warranties arising under contracts entered into in the normal and ordinary course of the A/V Business or except by endorsement of negotiable instruments for deposit or collection in the normal and ordinary course of the A/V Business;

                           (ii) any increase in the rate of fixed or percentage
compensation payable or to become payable by Seller to any of the A/V Business' officers or employees or agents whose total compensation for services rendered is currently at an annual rate of more than $25,000; or any bonus, percentage compensation or other like benefit granted, made or accrued to the benefit of any of the officers, employees or agents of the A/V Business, or any employee welfare, pension, retirement, severance or similar payment or arrangements for the benefit of officers, employees or agents of the A/V Business made or agreed to by Seller;

                           (iii) any damage, destruction or loss by fire or
other casualty, whether or not covered by insurance, affecting the A/V Business or the properties relating to the A/V Business, or of any items carried on the books of Seller relating to the A/V Business at more than $5,000;

                           (iv) any discharge or satisfaction by Seller of any
lien, charge or encumbrance relating to the Sale Assets;

                           (v) any subjection of the Sale Assets by Seller to
any lien or encumbrance of any kind or any waiver by Seller of any right of substantial value relating to the A/V Business;

                           (vi) any labor trouble which has materially and
adversely affected the A/V Business or, to the best knowledge of Seller, the prospects of the A/V Business;

                           (vii) any purchase commitments by Seller relating to
the A/V Business in excess of the A/V Business' normal requirements or its normal operating inventories or at a higher than current market price;

                           (viii) any transfer, lease or other disposition by
Seller of any fixed or capital asset of the type that would have been included in the Sale Assets had there been no such transfer, lease or disposition or acquisition of any fixed or capital asset included in the Sale Assets in an amount in excess of $2,500 except in the normal and ordinary course of the A/V Business;



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                           (ix) any notice of termination of any contract, lease
or other agreement or any agreement to settle any litigation, action or proceeding before any court or governmental body relating to the A/V Business or the properties of the A/V Business;

                           (x) any cancellation or compromise of claims of
Seller relating to the A/V Business other than in the normal and ordinary course of the A/V Business;

                           (xi) any transfer or grant by Seller of any rights
under any lease, license or agreement, patent, invention, trademark, trade name, service mark or copyright relating to the A/V Business or with respect to any know-how relating to the A/V Business or any modification with respect to any such agreement or proprietary right;

                           (xii) any material adverse change in the business
relationship of Seller with any customer of the A/V Business who constituted 10% or more of the A/V Business' revenues for the calendar year ended December 31, 2002 or any adverse change in relations of Seller with the employees, agents or suppliers of the A/V Business; or

                           (xiii) any agreement entered into or any commitment
made to take any of the types of actions described in subparagraphs (i) through
(xii) above.

                  (e) Taxes. Seller has filed with all appropriate federal, state, local and foreign authorities all tax returns required by law, regulation or otherwise to be filed by it relating to the A/V Business for all taxable periods ending on or prior to the date hereof for which returns have become due by the date hereof and has paid any taxes shown thereon to be due. All such tax returns filed by Seller are true and complete. Seller has collected all sales, use, transfer, and similar taxes it was required by law to collect from customers of the A/V Business, and has properly remitted or will timely remit the same to the appropriate authorities. There are no encumbrances on any of the Sale Assets that arose in connection with any failure (or alleged failure) to pay any tax, and Seller has no knowledge of any basis for assertion of any claims attributable to taxes which, if adversely determined, would result in any such encumbrance.

                  (f) Financial Statements. Seller has delivered to Buyer: (a) an audited balance sheet of Seller as of December 31, 2001 (including the notes thereto, the "Balance Sheet"), and the related audited statements of income, changes in shareholders' equity and cash flows for the fiscal year then ended, including in each case the notes thereto, together with the report thereon of BDO Seidman L.L.P., independent certified public accountants; and (b) the pro forma balance sheet of the A/V Business as at December 31, 2002 and the related pro forma statement of income for such period (the "Interim Balance Sheet"), and the Closing Balance Sheet. The Balance Sheet and the Interim Balance Sheet fairly present the financial condition and the results of operations, changes in shareholders' equity and cash flows of Seller and the A/V Business, as the case may be, for periods referred to in such financial statements, all in accordance with GAAP, except as disclosed in the notes to such financial statements; provided, however, that the Interim Balance Sheet is subject to year-end adjustments consistent with past practice and does not contain all of the footnotes required by GAAP. The Closing Balance Sheet fairly presents the Sale Assets in accordance with GAAP, but does not contain all of the footnotes required by GAAP.



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                  (g) No Undisclosed Liabilities. Seller has no liabilities, debts or obligations of any nature whatsoever relating to the A/V Business (whether accrued, absolute contingent or otherwise), and whether due or to become due, including, without limitation, any tax liabilities of any nature whatsoever due or to become due with respect to any period ended as of or prior to the date hereof, except for those liabilities (i) reflected or reserved against in the Balance Sheet or the Interim Balance Sheet, (ii) incurred in the ordinary course of the A/V Business and not required to be set forth on the Interim Balance Sheet under GAAP, (iii) incurred in the ordinary course of the A/V Business since the date of the Interim Balance Sheet and (iv) incurred in connection with the execution of this Agreement and any agreements contemplated hereby.

                  (h) Inventory. All items included in the Inventory are usable in the ordinary course of the A/V Business except for obsolete items, all of which have been written off or written down to replacement cost in the Balance Sheet or the Interim Balance Sheet or on the accounting records of Seller as of the Closing Date, as the case may be. Seller is not in possession of any inventory relating to the A/V Business that is not owned by Seller, other than goods already sold (which sold goods are not included within the Inventory). All of the Inventory has been valued at the lower of cost or market. Inventories now on hand that were purchased after the date of the Interim Balance Sheet were purchased in the ordinary course of business of Seller at a cost not exceeding market prices prevailing at the time of purchase.

                  (i) Open Purchase Order Schedule. Seller has prepared and attached hereto the Open Purchase Order Schedule, which is Schedule III, including, for each purchase order, any purchase order number, name of customer and contract price. The Open Purchase Order Schedule was prepared based on good faith estimates and assumptions.

                  (j) Title to Properties, Absence of Liens and Encumbrances. Seller owns outright all the personal property included in the Sale Assets and purported to be owned by Seller, free and clear of all mortgages, liens, pledges, charges, encumbrances, restrictions, leases, licenses, easements, liabilities or adverse claims of any nature whatsoever, except liens for taxes not yet due and payable. All of the properties and assets purported to be owned or used by the A/V Business, are, subject to ordinary wear and tear, in good operating condition and repair, fit for their present use, and conform to all applicable laws, ordinances and regulations. Seller does not know of, nor has it received written notice of, any violation of any ordinance or other law or order relating to the A/V Business or the properties of the A/V Business.

                  (k) Intellectual Property. Seller has the right to use all trade secrets, secret processes, proprietary computer programs and other confidential information necessary to operate the A/V Business in a manner substantially equivalent to the manner in which it is currently operated (the "Trade Secrets"), if any. To Seller's knowledge, no other person has any right or license to use, or the right to license others to use, any of the Trade Secrets, except for any nonexclusive licenses granted to Seller; to Seller's knowledge, there are no claims or demands of any other person pertaining to the Trade Secrets, and no proceedings have been instituted, or are pending or, to Seller's knowledge, threatened, which challenge the rights of Seller in respect thereof; and, to Seller's knowledge, none of the Trade Secrets is being misappropriated by others, or is subject to any outstanding order, decree, judgment or stipulation.



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                  (l) Lists of Personnel, Data, Etc. Schedule IV(l) of the
Disclosure Schedule contains the names and current annual salary rates of Seller's employees who devote all or substantially all of their business time to the A/V Business and whom Buyer has identified as having an interest in hiring, together with a list of Seller's salary plans and a summary of the bonuses, commission compensation and other like benefits, if any, paid or payable to such persons for the calendar year ended December 31, 2002 and any additional commitments for salary increases, bonuses, commission compensation or the like (whether written or oral) made to any employee for the calendar year ending December 31, 2003 or thereafter. Schedule IV(l) also contains for each employee of the A/V Business: hire date; social security number; home address; accrued vacation through the Closing Date; whether such employee is covered by a health insurance plan and, if so, whether such coverage is individual or family coverage; and a copy of any applicable stock option plan and any stock option agreements (or, in the case of stock option agreements, a copy of the form of agreement used and a chart listing the names of the optionees, the number of options granted, the vesting schedules for the options granted, and the exercise price of the options granted).

                  (m) Compliance with Law. Seller has not received any written notice that it is not in compliance in all material respects with all laws, ordinances, rules, regulations, orders, judgments and decrees relating to the Sale Assets and/or A/V Business, including, without limitation, all applicable laws respecting employment, employment practices and employment benefits, terms and conditions of employment, and wages and hours, and the Worker Adjustment and Retraining Notification Act. Seller is not, and during the past five years has not been, engaged in any unfair labor practices relating to the A/V Business. There are no unfair labor practices or similar complaints relating to the A/V Business pending before the National Labor Relations Board nor does Seller know of any basis for any such complaint.

         Neither the ownership nor the use of the properties included in the Sale Assets conflicts with the right of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, any terms or provisions of Seller's Certificate of Incorporation or By-Laws, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, or any order, judgment or decree to which Seller is a party or by which it or any of the Sale Assets may be bound or affected.

                  (n) Litigation. There is no claim, legal action, suit, arbitration, government investigation or other legal or administrative proceeding, pending or, to the best knowledge of Seller, threatened against, or relating to, or any order, decree, or judgment in progress, pending or in effect against, the A/V Business or the properties of the A/V Business or the Sale Assets or the transactions contemplated by this Agreement, nor is there any basis known to Seller for any such action other than claims, actions, suits, arbitrations, investigations, or other legal or administrative proceedings pending that are fully covered by one or more policies of insurance provided by reputable insurers. Seller is not in default under any order, writ, injunction, or decree of any federal, state, municipal, administrative or governmental court, agency or authority, domestic or foreign relating to the A/V Business or the Sale Assets. There is no decree or judgment of any kind in existence enjoining or restraining Seller or any officer of Seller from taking any action of any kind relating to the A/V Business or the Sale Assets.



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                  (o) Employee Benefit Plans.

                           (i) Except as set forth in Schedule IV(o) of the
Disclosure Schedule, Seller does not maintain or contribute to any "employee benefit plan" that relates to the A/V Business (the "Benefit Plans"), as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Seller has received no notice that any such Benefit Plan set forth on Schedule IV(o) of the Disclosure Schedule is not in compliance with the provisions of ERISA, the applicable provisions of the Internal Revenue Code and all other applicable laws.

                           (ii) Seller has received no notice that any of the
Benefit Plans or any trust created thereunder or any trustee or administrator thereof has engaged in a transaction which might subject any such trustee or administrator, or any party dealing with any such Benefit Plan or trust, to the tax on prohibited transactions imposed by Section 4975 of the Code.

                  (p) Labor Matters. Seller is not a party to any collective bargaining agreement covering or relating to any employees of the A/V Business and has not recognized, is not required to recognize, and has not received a demand for recognition by any collective bargaining representative, and is not bound by any provisions of any collective bargaining agreement relating to the A/V Business. There are no strikes or stoppages in effect or, to Seller's knowledge, threatened against Seller relating to the A/V Business nor has any such strike or work stoppage relating to the A/V Business been enjoined by any order, writ, injunction or decree of any court or federal, state, municipal or other governmental agency or instrumentality. There are no material controversies pending or, to Seller's knowledge, threatened between Seller and employees of the A/V Business.

                  (q) Suppliers. Schedule IV(q) sets forth the names of the five largest suppliers from which the A/V Business ordered supplies, merchandise and other goods for the twelve months ended December 31, 2002, and the amount for which each such supplier invoiced Seller during such period. Seller has no knowledge that any such supplier will not sell supplies, merchandise and other goods to Buyer, as successor to the A/V Business, at any time after the Closing on terms and conditions substantially similar to those used in its current sales to Seller, subject only to general and customary price increases.

                  (r) Records. The books of account relating to the A/V Business are complete and correct and there have been no transactions involving the A/V Business which properly should have been set forth therein which have not been accurately so set forth.

                  (s) Agreements and Transactions with Affiliates. During the past three years Seller has not, directly or indirectly, purchased, leased from others or otherwise acquired any property relating to the A/V Business or obtained any services from, or sold, leased to others or otherwise disposed of any property relating to the A/V Business or furnished any services relating to the A/V Business to, or otherwise dealt with respect to the A/V Business with (except with respect to remuneration for services as officers, directors or employees of Seller) any person, firm or corporation who or which, directly or indirectly, alone or together with others, controls, is controlled by, or is under common control with Seller or any officer or director of Seller (an "Affiliate").



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         5. Representations, Warranties and Agreements of Buyer.

                  Buyer represents and warrants to, and agrees with, Seller as follows:

                  (a) Corporate Organization. Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to carry out the transactions contemplated hereby.

                  (b) Authorization. All action of the Board of Directors of Buyer necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken, and the approval of Buyer's stockholders is not required. This Agreement is the valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to generally applicable equitable principles.

                  (c) No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have not resulted, and will not (with or without the lapse of time or the giving of notice or both) result, in any breach of any of the terms or provisions of, or constitute a default under, any will, deed of trust, charter, by-law, agreement, license, or other instrument, law, rule, or regulation or any judgment, decree or order of any court to which Buyer is a party or by which its assets may be bound or result in the creation or imposition of any claim, lien, charge or encumbrance of any nature whatsoever. No consent of any third party is required by Buyer to enter into this Agreement or consummate the transactions contemplated hereby.

                  (d) Litigation. There is no claim, legal action, suit, arbitration, government investigation or other legal or administrative proceeding, pending or, to the best knowledge of Buyer, threatened against, or relating to, or any order, decree, or judgment in progress, pending or in effect against, Buyer or the transactions contemplated by this Agreement, nor is there any basis known to Buyer for any such action other than claims, actions, suits, arbitrations, investigations, or other legal or administrative proceedings pending that are fully covered by one or more policies of insurance provided by reputable insurers. Buyer is not in default under any order, writ, injunction, or decree of any federal, state municipal, administrative or governmental court, agency or authority, domestic or foreign. There is no decree or judgment of any kind in existence enjoining or restraining Buyer or any officer of Buyer from taking any action of any kind relating to the purchase of the Sale Assets.



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         6. Seller Covenant Not To Compete.

                  (a) Seller covenants to Buyer that during the period commencing on the date hereof and ending on the third anniversary hereof, Seller will not in any manner, directly or indirectly, (i) solicit for employment any of the employees listed on Schedule V attached hereto; provided that this
Section 6(a)(i) shall not be breached as a result of (x) general solicitation that is not directed expressly at the employees of Buyer or (y) the solicitation of any employee whose employment has been terminated by Buyer, or (ii) engage or participate in the A/V Business within the United States, including its territories and possessions (collectively, the "Territory"), or (iii) except for ownership of no more than 5% of the debt or equity securities of corporations listed on a registered securities exchange, directly or indirectly, own, manage, operate, conduct, control or participate in the ownership, management, operation, conduct or control of, or be connected in any other manner with, any enterprise, which engages in the A/V Business in the Territory. Buyer acknowledges and agrees that (A) none of the operations currently conducted by Seller other than the A/V Business is in competition with the A/V Business and
(B) Section 6(a)(ii) shall, in the event of a transaction, pursuant to a tender or exchange offer or proposal of a plan of merger or reorganization made directly to Seller's stockholders, that results in a change in ownership or control of the Seller effected through any acquisition by any person or related group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Seller's outstanding securities immediately before the consummation of such transaction, cease to be binding on or otherwise apply to any successor-in-interest to Seller.

                  (b) Seller recognizes that the foregoing territorial and time limitations are reasonable and properly required of it for the adequate protection of the business of Buyer, as successor to the A/V Business, and that in the event that any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, then Seller agrees to submit to the reduction of either said territorial or time limitation to such an area or period as said court shall deem reasonable. In the event that Seller shall be in violation of its aforementioned restrictive covenant, then the time limitation thereof shall be extended for a period of time equal to the period of time during which such breach or breaches should occur; and, in the event Buyer should be required to seek relief from such breach in any court, board of arbitration or other tribunal, then the covenant herein contained shall be extended for a period of time equal to the pendency of such proceedings, including all appeals.

                  (c) Seller further agrees to hold in confidence all knowledge or information of a confidential and proprietary nature with respect to the A/V Business (the "Buyer Confidential Information") and not to disclose, publish or make use of same without the written consent of Buyer. The term Buyer Confidential Information shall not include information that (i) is in Seller's possession before such information is received from Buyer, (ii) is or becomes a matter of public knowledge, or is otherwise in the public domain, through no fault of Seller, (iii) is furnished to Seller without any obligation on the part of Seller to maintain the information as proprietary or confidential, or (iv) is independently developed by Seller without use of Buyer's Confidential Information. Notwithstanding anything to the contrary above, Seller may disclose any Buyer Confidential Information to the extent required by applicable law, regulation or legal process.

                  (d) Seller hereby acknowledges that the remedy at law for any breach by it of any of the foregoing covenants and agreements will be inadequate and that Buyer shall be entitled to injunctive relief. If any provision of this
Section 6 is held to be unenforceable for any reason whatsoever, it shall not in any way invalidate or affect the remainder of this Section 6 which shall remain in full force and effect.

         7. Buyer Covenant Not To Compete.

                  (a) Buyer covenants to Seller that during the period commencing on the date hereof and ending on the third anniversary hereof, Buyer will not in any manner, directly or indirectly, (i) solicit for employment any employee of Seller or any subsidiary or affiliate of Seller, other than those employees listed on Schedule IV(l); provided that this Section 7(a)(i) shall not be breached as a result of (x) general solicitation that is not directed expressly at the employees of Seller or (y) the solicitation of any employee whose employment has been terminated by Seller, or (ii) solicit or offer to any customer that either (A) is introduced to Buyer by Seller, as evidenced by a meeting arranged by Seller at the facilities of either Buyer, Seller or such customer, or (B) appears on Schedule 7(a), except as otherwise indicated on such Schedule (each a "Seller Customer"), any videoconferencing equipment or services; provided that (x) this Section 7(a)(ii) shall not be breached (A) as a result of a general solicitation that is not directed expressly at such customers and (B) by Buyer's solicitation or offer of videoconferencing equipment to any Seller Customer to the extent such videoconferencing equipment is embodied in a Custom Room. For purposes of this Section 7, the term "customer" shall, in the case of an organization with more than one division, subsidiary or other operating unit, encompass only the particular division, subsidiary or other operating unit that considered individually meets the conditions to be deemed a "Seller Customer."

                  (b) Buyer recognizes that the foregoing territorial and time limitations are reasonable and properly required of it for the adequate protection of the business of Seller, and that in the event that any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, then Buyer agrees to submit to the reduction of either said territorial or time limitation to such an area or period as said court shall deem reasonable. In the event that Buyer shall be in violation of its aforementioned restrictive covenant, then the time limitation thereof shall be extended for a period of time equal to the period of time during which such breach or breaches should occur; and, in the event Seller should be required to seek relief from such breach in any court, board of arbitration or other tribunal, then the covenant herein contained shall be extended for a period of time equal to the pendency of such proceedings, including all appeals.

                  (c) Buyer further agrees to hold in confidence all knowledge or information of a confidential and proprietary nature with respect to the Ongoing Business (the "Seller Confidential Information") and not to disclose, publish or make use of same without the written consent of Seller. The term Seller Confidential Information shall not include information that (i) is in Buyer's possession before such information is received from Seller, (ii) is or becomes a matter of public knowledge, or is otherwise in the public domain, through no fault of Buyer, (iii) is furnished to Buyer without any obligation on the part of Buyer to maintain the information as proprietary or confidential, or
(iv) is independently developed by Buyer without use of Seller's Confidential Information. Notwithstanding anything to the contrary above, Buyer may disclose any Seller Confidential Information to the extent required by applicable law, regulation or legal process.

                  (d) Buyer hereby acknowledges that the remedy at law for any breach by it of any of the foregoing covenants and agreements will be inadequate and that Seller shall be entitled to injunctive relief. If any provision of this
Section 7 is held to be unenforceable for any reason whatsoever, it shall not in any way invalidate or affect the remainder of this Section 7 which shall remain in full force and effect.

         8. Nature of Representations, Agreements, Warranties. All statements contained in any schedule, certificate or other instrument delivered by or on behalf of Seller pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties of Seller. The representations and warranties contained in Section 4 shall not be affected or deemed waived by reason of the fact that Buyer, and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect. All of the representations, warranties, agreements and covenants contained herein or made or deemed to have been made pursuant hereto or in connection with the transactions contemplated hereby shall survive the execution and delivery hereof, the consummation of the transactions contemplated hereby and any investigation or audit at any time made by or on behalf of Buyer and shall expire at midnight on February 28, 2004, unless a claim in respect of the breach of such representation, warranty, agreement or covenant shall have been made prior to such time. Any claims for breaches of representations, warranties, agreements or covenants made hereunder shall be subject to the limitations set forth in Section 10(d) hereof.

         9. Contemporaneous Transactions. Contemporaneously herewith:

                  (a) A bill of sale for all the tangible Sale Assets has been duly executed and delivered by Seller.

                  (b) Buyer shall have delivered the Note.

                  (c) All third party consents to the transactions required hereby have been obtained and true and complete copies have been delivered to Buyer.

                  (d) Notwithstanding anything to the contrary set forth in this Agreement, nothing contained in this Agreement shall be construed as, or constitute, an attempt, agreement or other undertaking to transfer or assign to Buyer any asset, property or right that would otherwise constitute a Sale Asset, but that by its terms is not transferable or assignable to Buyer pursuant to this Agreement without the consent or approval of one or more third parties and such consent or approval is not obtained prior to the Closing (each, a "Non-Transferable Asset"). From and after the Closing and, with respect to each Non-Transferable Asset, until the earlier to occur of (i) such time as such Non-Transferable Asset shall be properly and lawfully transferred or assigned to Buyer pursuant hereto and (ii) such time as the material benefits intended to be transferred or assigned to Buyer pursuant hereto have been procured by alternative means as provided below, (A) such Non-Transferable Asset shall be held by Seller in trust exclusively for the benefit of Buyer, and (B) Seller shall cooperate in any good faith, reasonable arrangement designed to provide or cause to be provided for Buyer the material benefits intended to be transferred or assigned to Buyer under such Non-Transferable Asset and, in furtherance thereof, to the extent permitted under the terms of such Non-Transferable Asset and under applicable law, (1) Buyer shall use commercially reasonable efforts to perform and discharge all of the obligations of Seller under the terms of such Non-Transferable Asset in effect as of the Closing and (2) Seller shall use commercially reasonable efforts to provide or cause to be provided to Buyer all of the benefits of Seller under the terms of such Non-Transferable Asset in effect as of the Closing.

                  (e) In the event that Seller is unable to obtain any consent from a third person, as requested by Buyer, under any Non-Transferable Asset after the Closing Date, Buyer may setoff the value of such Non-Transferable Asset as determined by reference to the Schedules, in each case against amounts otherwise payable under the Note.

         10. Seller Indemnification.

                  (a) Losses. Seller agrees to indemnify and hold harmless Buyer, and its officers, shareholders, directors and employees and its affiliates (collectively, the "Buyer Indemnified Parties") against and in respect of any and all damage, loss, liability, diminution in value, cost, penalty, fine, assessment, or expense (including, without limitation, the reasonable fees of counsel relating to a successful action brought against Seller by a Buyer Indemnified Party pursuant hereto) incurred by any Buyer Indemnified Party (collectively "Losses") resulting or arising from or incurred in connection with the following (including any actions, suits, proceedings, demands, assessments, judgments, costs or expenses (including reasonable attorneys' fees) incident thereto):

                           (i) any misrepresentation, breach of warranty or
non-fulfillment or non-performance of any agreement, term or condition on the part of Seller hereunder; and

                           (ii) any and all liabilities or obligations of Seller
(whether accrued, absolute, contingent or otherwise, and whether due or to become due) existing at the date hereof (including, without limitation, all liabilities for federal, state or local income, sales franchise or other taxes and all liabilities with respect to or involving the Transferred Employees arising in whole or in part out of acts or omissions occurring prior to the Closing Date).

                  (b) Third-Party Claim Procedure. If a claim, action, suit or proceeding which is subject to indemnification hereunder is made or initiated by a third party against a Buyer Indemnified Party, Buyer Indemnified Party shall promptly notify Seller in writing; provided that the failure to notify Seller will not relieve Seller of any liability that it may have to any Buyer Indemnified Party, except to the extent that Seller demonstrates that the defense of such third party action is prejudiced by Buyer Indemnified Party's failure to give such notice. Seller shall have 15 days after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof. In such case, Seller shall be entitled to control the defense or settlement of such matter at its own cost and expense and Buyer Indemnified Parties shall cooperate in such settlement or defense and give Seller full access to all information relevant thereto, including necessary access to the books and records of Buyer. In the event that both Seller and a Buyer Indemnified Party are parties to the third party action and Seller elects to have counsel defend any such lawsuit at its own cost and expense, such counsel, with the consent of Buyer Indemnified Parties, shall also defend Buyer Indemnified Parties in respect thereof. In the event Seller does not elect to have its counsel defend Buyer Indemnified Parties for any reason, including a conflict of interest in the representation of Seller, on the one hand, and Buyer Indemnified Parties, on the other, by counsel for Seller, then Seller shall bear the reasonable fees and expenses of one counsel for Buyer Indemnified Parties. In the event Seller proposes to have its counsel represent Buyer Indemnified Parties, and such counsel is not reasonably acceptable to Buyer Indemnified Parties, because of a conflict of interest, then Seller shall bear the reasonable fees and expenses of one counsel for Buyer Indemnified Parties. Seller shall have the right at its own expense to settle in full any claim in respect of a matter for which indemnification is sought hereunder, provided (i) there is no finding or admission of any violation by any Buyer Indemnified Party of any law, ordinance, regulation, statute or the like or of the rights of any person; (ii) the sole relief provided is monetary damages that are paid in full by Seller; and (iii) Buyer Indemnified Parties shall have no liability with respect to any such compromise or settlement of such third party claim and Seller obtains a general release in favor of Buyer Indemnified Parties to such effect. Seller shall not be obligated to Buyer Indemnified Parties hereunder for any settlement by Buyer Indemnified Parties while Seller is negotiating a settlement thereof, or contesting the matter thereof, if such settlement is entered into without the prior written consent of Seller which consent shall not be unreasonably withheld. In the event that Seller pays any sums hereunder in full settlement of any such claim against Buyer Indemnified Parties, Buyer Indemnified Parties shall assign all their rights against third parties, which relate to such settlement, to Seller.

                  (c) Setoff. The Note shall be payable without setoff or deduction, except that Buyer may setoff any "Seller Agreed Amount" or "Buyer Award Amount" (as such terms are defined in Section 10(e)) or any reasonable fees, expenses or other costs incurred, or the value of rights and benefits not procured, pursuant to Section 9(e) against amounts otherwise payable under the Note. Neither the exercise of, nor the failure to exercise, such right of setoff will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

                  (d) Limitations on Indemnification. Seller's obligation to indemnify Buyer Indemnified Parties for any Losses pursuant to this Section 10 shall be limited to the Purchase Price and then only to the extent such Losses exceed in the aggregate $100,000 and such indemnification obligation shall cease at midnight on February 28, 2004, except for matters as to which Buyer has notified Seller prior to such time. However, this Section 10(d) shall not apply to Losses contemplated by Section 10(a) (ii).

                  (e) Claim Procedures (Other than Third-Party Claims).

                           (i) If Buyer has incurred or suffered Losses for
which it claims entitlement to indemnification under this Section 10 (other than a third party claim), then Buyer shall, prior to the expiration of the representation, warranty, covenant or agreement to which such claim relates, give written notice of such claim (a "Buyer Claim Notice") to Seller. Each Buyer Claim Notice shall state the amount of claimed Losses ("Buyer Claimed Amount") and the basis for such claim.

                           (ii) Within 30 days after delivery of a Buyer Claim
Notice, Seller shall provide to Buyer a written response (the "Seller Response Notice") in which Seller shall: (i) agree that the full Buyer Claimed Amount is due to Buyer, (ii) agree that a portion, but not all, of Buyer Claimed Amount is due to Buyer, or (iii) contest that any portion of Buyer Claimed Amount is due to Buyer.

                           (iii) If Seller in Seller Response Notice agrees that
an amount equal to all or a portion of Buyer Claimed Amount is due to Buyer (the "Seller Agreed Amount"), Seller shall promptly pay to Buyer Seller Agreed Amount.

                           (iv) If Seller in Seller Response Notice contests an
amount equal to all or a portion of Buyer Claimed Amount (the "Seller Contested Amount"), the matter shall be settled by binding arbitration as set forth in
Section 23 of this Agreement. If the arbitrator determines that an amount equal to all or a portion of Buyer Claimed Amount is due to Buyer (the "Buyer Award Amount"), Seller shall promptly pay to Buyer such Buyer Award Amount.

         11. Buyer Indemnification.

                  (a) Losses. Buyer agrees to indemnify and hold harmless Seller and its officers, shareholders, directors and employees and its affiliates (collectively, the "Seller Indemnified Parties") against and in respect of any and all damage, loss, liability, diminution in value, cost, penalty, fine, assessment, or expense (including, without limitation, the reasonable fees of counsel relating to a successful action brought against Buyer by a Seller Indemnified Party pursuant hereto) incurred by any Seller Indemnified Party (collectively "Losses") resulting or arising from or incurred in connection with (including any actions, suits, proceedings, demands, assessments, judgments, costs or expenses (including reasonable attorneys' fees) incident thereto) any misrepresentation, breach of warranty or representation or non-fulfillment or non-performance of any agreement, covenant, term or condition on the part of Buyer hereunder.

                  (b) Third-Party Claim Procedure. If a claim, action, suit or proceeding which is subject to indemnification hereunder is made or initiated by a third party against a Seller Indemnified Party, such Seller Indemnified Party shall promptly notify Buyer in writing; provided that the failure to notify Buyer will not relieve Buyer of any liability that it may have to any Seller Indemnified Party, except to the extent that Buyer demonstrates that the defense of such third party action is prejudiced by Seller Indemnified Party's failure to give such notice. Buyer shall have 15 days after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof. In such case, Buyer shall be entitled to control the defense or settlement of such matter at its own cost and expense and Seller Indemnified Parties shall cooperate in such settlement or defense and give Buyer full access to all information relevant thereto, including necessary access to the books and records of Seller. In the event that both Buyer and a Seller Indemnified Party are parties to the third party action and Buyer elects to have counsel defend any such lawsuit at its own cost and expense, such counsel, with the consent of Seller Indemnified Parties, shall also defend Seller Indemnified Parties in respect thereof. In the event Buyer does not elect to have its counsel defend Seller Indemnified Parties for any reason, including a conflict of interest in the representation of Buyer, on the one hand, and Seller Indemnified Parties, on the other, by counsel for Buyer, then Buyer shall bear the reasonable fees and expenses of one counsel for Seller Indemnified Parties. In the event Buyer proposes to have its counsel represent Seller Indemnified Parties, and such counsel is not reasonably acceptable to Seller Indemnified Parties, because of a conflict of interest, then Buyer shall bear the reasonable fees and expenses of one counsel for Seller Indemnified Parties. Buyer shall have the right at its own expense to settle in full any claim in respect of a matter for which indemnification is sought hereunder, provided (i) there is no finding or admission of any violation by any Seller Indemnified Party of any law, ordinance, regulation, statute or the like or of the rights of any person;
(ii) the sole relief provided is monetary damages that are paid in full by Buyer; and (iii) Seller Indemnified Parties shall have no liability with respect to any such compromise or settlement of such third party claim and Buyer obtains a general release in favor of Seller Indemnified Parties to such effect. Buyer shall not be obligated to Seller Indemnified Parties hereunder for any settlement by Seller Indemnified Parties while Buyer is negotiating a settlement thereof, or contesting the matter thereof, if such settlement is entered into without the prior written consent of Buyer which consent shall not be unreasonably withheld. In the event that Buyer pays any sums hereunder in full settlement of any such claim against Seller Indemnified Parties, Seller Indemnified Parties shall assign all their rights against third parties, which relate to such settlement, to Buyer.

                  (c) Limitations on Indemnification. Buyer's obligation to indemnify Seller Indemnified Parties for any Losses pursuant to this Section 11 shall be limited to the Purchase Price and then only to the extent such Losses exceed in the aggregate $100,000 and such indemnification obligation shall cease at midnight on February 28, 2004, except for matters as to which Buyer has notified Seller prior to such time.

                  (d) Claim Procedures (Other than Third-Party Claims).

                           (i) If Seller has incurred or suffered Losses for
which it claims entitlement to indemnification under this Section 11 (other than a third party claim), then Seller shall, prior to the expiration of the representation, warranty, covenant or agreement to which such claim relates, give written notice of such claim (a "Seller Claim Notice") to Buyer. Each Seller Claim Notice shall state the amount of claimed Losses (the "Seller Claimed Amount") and the basis for such claim.

                           (ii) Within 30 days after delivery of a Seller Claim
Notice, Buyer shall provide to Seller a written response (the "Buyer Response Notice") in which Buyer shall: (i) agree that the full Seller Claimed Amount is due to Seller, (ii) agree that a portion, but not all, of Seller Claimed Amount is due to Seller or (iii) contest that any portion of Seller Claimed Amount is due to Seller.

                           (iii) If Buyer in Buyer Response Notice agrees that
an amount equal to all or a portion of Seller Claimed Amount is due to Seller (the "Buyer Agreed Amount"), Buyer shall promptly pay to Seller Buyer Agreed Amount.

                           (iv) If Buyer in Buyer Response Notice contests an
amount equal to all or portion of Seller Claimed Amount (the "Buyer Contested Amount"), the matter shall be settled by binding arbitration as set forth in
Section 23 of this Agreement. If the arbitrator determines that an amount equal to all or a portion of Seller Claimed Amount is due to Seller (the "Seller Award Amount"), Buyer shall promptly pay to Seller such Seller Award Amount.

         12. Certain Tax Issues.

                  (a) Seller shall, at Buyer's reasonable request, provide such information relating to the A/V Business in its possession as Buyer reasonably deems necessary for the purposes of preparing tax returns Buyer files with respect to periods after the Closing.

                  (b) Seller shall prepare or cause to be prepared, and shall file or cause to be filed, all tax returns for Seller for all periods ending on or prior to the Closing Date which are due after the Closing Date and Seller shall pay, or cause to be paid, all taxes required to be paid in connection therewith. Such tax returns shall be prepared in a manner consistent with past practices.

         13. Post-Closing Covenants of the Parties.

                  (a) Buyer shall not dispose of or destroy any of the business records and files of the A/V Business without first offering to turn over possession thereof to Seller by written notice to Seller at least 30 days prior to the proposed date of such disposition or destruction. In the event Seller wishes to obtain possession of such records and files, Seller shall arrange at its expense to have them packed up at the location where they are stored and transported to Seller's desired location. If Seller does not accept such offer within five business days after its receipt of notice of proposed disposition or destruction, Buyer shall be free to dispose of such records and files.

         While any records and files are in Buyer's possession, Buyer shall allow Seller and its authorized agents access to all business records and files of the A/V Business which are transferred to Buyer in connection herewith, during normal working hours at Buyer's principal place of business or at any location where such records are customarily stored upon reasonable prior notice for the purpose of any litigation, tax return preparation, tax audits or other matters in which Seller is involved with respect to the Sale Assets; provided, however, that any such access or copying shall be had or done in such manner so as not to interfere with the normal conduct of Buyer's business.

         Seller agrees that any such information obtained pursuant to this
Section 13(a) shall be considered Buyer Confidential Information.

                  (b) Commissions.

                           (i) Buyer shall pay Seller commissions ("Referral
Commissions") equal to 8% of "Referral Commissionable Revenues" (as defined below), determined as follows: Buyer shall, by the end of each calendar month, remit to Seller a payment in the amount of any Referral Commissions to which Seller is entitled in respect of Referral Commissionable Revenues arising during the previous calendar month, together with a statement indicating the basis upon which such Commissions have been calculated. "Referral Commissionable Revenues" shall mean the gross charges that are billed and actually received by Buyer (net of any associated discounts or credits and exclusive of all taxes and transportation charges) in respect of any project (other than an Open Purchase Order or a Commissionable Purchase Order (as that latter term is defined below)) executed by Buyer for a customer (A) referred or otherwise introduced to Buyer by Seller by virtue of the Sale Assets hereby, provided that a member of Seller's sales organization is actively involved in procuring, servicing or otherwise facilitating such project or (B) referred or otherwise introduced to Buyer by Seller after the Closing Date (any project under the preceding clause
(A) or (B), a "Seller-Referred Project"). If Buyer wishes to reduce the Referral Commission on any project to enable such project to be adequately profitable to Buyer, Buyer and Seller shall mutually agree to the amount of such reduction before any proposal is delivered to the customer.

                           (ii) Buyer shall pay Seller commissions ("Purchase
Order Commissions") for each of the Open Purchase Orders to the extent identified thereon as commissionable ("Commissionable Purchase Orders"), in the respective amounts or percentages listed thereon, determined as follows: Buyer shall, by the end of each calendar month, remit to Seller a payment in the amount of any Purchase Order Commissions to which Seller is entitled in respect of Purchase Order Commissionable Revenues (as defined below) arising during the previous calendar month, together with a statement indicating the basis upon which such Commissions have been calculated. "Purchase Order Commissionable Revenues" shall mean the gross charges that are billed and actually received by Buyer (net of any associated discounts or credits and exclusive of all taxes and transportation charges) in respect of projects executed by Buyer pursuant to each Commissionable Purchase Order.

                           (iii) Seller shall refer to Buyer any request that
Seller receives from a customer of the A/V Business for services on any project completed by the A/V Business prior to the Closing Date.

                  (c) Purchase of Equipment. Buyer shall purchase from Seller all coders/decoders that Buyer requires to fulfill all Seller-Referred Projects and all Commissionable Purchase Orders, at prices to be mutually agreed upon by the parties, which prices shall in no event be less favorable to Buyer than the then-prevailing rates for such coders/decoders that Seller generally offers its customers for purchases of similar magnitude. Seller reserves the right to reject, for any or no reason, any order submitted by Buyer for such coders/decoders, in which event Buyer may, without any obligation to Seller, obtain the coders/decoders required to fulfill such order from sources other than Seller.

         14. Expenses of Sale; Broker's Fees.

                  (a) Each of Buyer and Seller shall bear its own respective costs and expenses in connection herewith and the transactions contemplated hereby.

                  (b) Buyer represents and warrants to Seller, and Seller represents and warrants to Buyer, that there is no brokerage fee payable in connection with the transactions contemplated hereby nor any commissions, finder's fees or rights to similar compensation in connection with this Agreement and the transactions contemplated hereby arising out of any obligation, commitment, or agreement made by such party, and each party agrees to indemnify and hold the other harmless against any claims for any such commissions, fees or compensation caused by such first party's acts or omissions in this regard.

         15. Further Assurances and Cooperation. From time to time at the request of a party to this Agreement and without further consideration, the other party will execute and deliver such documents and take such action as may reasonably be requested in order to consummate more effectively the transactions contemplated by this Agreement. Buyer hereby agrees that, in connection with any exemption from any tax otherwise payable in respect of a bulk transfer of assets that Seller wishes to obtain, upon Seller's request, Buyer will provide to Seller the appropriate form issued by the Ohio Department of Taxation.

         16. Sales, Use and Transfer Taxes. Seller shall pay, satisfy, perform and discharge, promptly as they become due, all liabilities and obligations for sales, use, transfer, document recording or similar taxes imposed by any government, if any, as a result of the sale of the Sale Assets. Seller and Buyer shall each prepare, or cause to be prepared, all appropriate tax returns and other documents required to be filed in connection with such taxes by such party.

         17. Notices, Etc. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, upon receipt if telecopied, or delivered by hand or air courier, or within three days after mailed if mailed by registered or certified mail, to the addresses herein designated, or at such other address as may be designated by notice to the other party.

                  If to Seller:

                           Wire One Technologies, Inc.
                           225 Long Avenue
                           Hillside, NJ  07205
                           Attention:  Richard Reiss, Chief Executive Officer &
                                       Chairman
                           Telephone No.: (973) 391-2000
                           Telecopier No.: (973) 923-3352

                  With copies to:

                           Morrison & Foerster LLP
                           1290 Avenue of the Americas
                           New York, New York 10104
                           Attention: Michael J.W. Rennock, Esq.
                           Telephone No.: (212) 468-8000
                           Telecopier No.: (212) 468-7900

                  If to Buyer:

                           Signal Perfection Limited
                           9180 Rumsey Road, Suite D4
                           Columbia, MD 21045
                           Attention: Chad Gillenwater
                           Telephone No.: (410) 992-0998
                           Telecopier No.: (410) 992-0758

                  With copies to:

                            Robert Rombro, Esq.
                            10 Light Street
                            Baltimore, MD 21202
                            Telephone No. (410) 752-6595:
                            Telecopier No. (410) 752-1013

         18. Amendments and Entire Agreement. This Agreement may be amended, modified or terminated only by a written instrument executed by Seller and Buyer. This Agreement, together with the Disclosure Schedule referred to herein and the Schedules and Exhibits annexed hereto, contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes and nullifies all prior understandings, representations, warranties, promises and undertakings made orally or in writing between the parties hereto.

         19. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and the successors and assigns of Buyer and Seller and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

         20. Severability. If any part of this Agreement is found to be contrary to public policy or declared invalid for any reason, such a finding or declaration shall not invalidate any other part of this Agreement.

         21. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

         22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         23. Arbitration.

                  (a) If at any time there shall be a dispute arising out of or relating to any provision of this Agreement, or any agreement contemplated hereby, such dispute shall be submitted for binding and final determination by arbitration in accordance with the regulations then obtaining of the American Arbitration Association. Both parties agree that only one arbitrator will be used in any arbitration. Judgment upon the award rendered by the arbitrator resulting from such arbitration, which award shall be limited to compensatory damages and the prevailing party's reasonable fees and expenses, shall be in writing, and shall be final and binding upon all involved parties. The site of any arbitration shall be within Essex County, New Jersey. The award may be confirmed and enforced in any court of competent jurisdiction. The parties hereby agree that any federal or state court sitting in Essex County in the State of New Jersey is a court of competent jurisdiction. This paragraph does not limit in any way a party's right to seek injunctive relief in any state or federal court sitting in the State of New Jersey (jurisdictional, venue and inconvenient forum objections to which are hereby waived by both parties), including recovery of fees and costs.



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

                  (b) This arbitration clause shall survive the termination of this Agreement and any agreement contemplated hereby or thereby.

         24. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New Jersey, without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of New Jersey). All actions and proceedings arising out of or relating to this Agreement shall, subject to Section 23, be heard and determined in a New Jersey state or federal court sitting in Essex County, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.


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



         IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed as of the day and year first above written.


                                           WIRE ONE TECHNOLOGIES, INC.



                                           By:
                                              ----------------------------------
                                                Name: Richard Reiss
                                                Title:   CEO



                                           SIGNAL PERFECTION LIMITED



                                           By:
                                              ----------------------------------
                                                Name: Chad Gillenwater
                                                Title:   CEO








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